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EXHIBIT 3 (a)

Filed #22155-1988
September 21, 1998
In the office of Dean Heller
Dean Heller Secretary of State


                           ARTICLES OF INCORPORATION

                                    OF

                               Oleramma, Inc.
           ----------------------------------------------------


KNOW ALL MEN BY THESE PRESENTS:

        That the undersigned, for the purpose of forming a corporation under and by virtue of the laws of the State of Nevada, do hereby adopt the following Articles of Incorporation.

ARTICLE I

        The name of the corporation shall be OLERAMMA, INC., a Nevada corporation.

ARTICLE II

        The principal placed of business of the corporation shall be in the County of Clark and in the State of Nevada, but the Board of Directors shall designate other places, either within or without the State of Nevada, where other offices may be established and maintained and where corporate business may be transacted.

ARTICLE III

        The name and address of the incorporator is as follows:

                           Rick Jesky
                           10801 E. Grove Street
                           Apache Junction, AZ   85220

ARTICLE IV

        The purpose for which this corporation is organized is the transaction of any and all lawful business for which corporation may be incorporated under the laws of the State of Nevada, as they may be amended from time to time, and specifically, but not in limitation thereof, for the purpose of developing genetically engineered agricultural and cloning a variety of nursery crops.

ARTICLE V

        There are no limitations of the powers of the corporation.

ARTICLE VI

        The corporation shall have authority to issue twenty million shares of Common Stock at par value of $0.001 per share; and five million shares of Preferred Stock at a par value of $0.001.

ARTICLE VII

        The holders of the Common Stock shall have preemptive rights as to the stock then and thereafter authorized to be issued, including Treasury Stock.


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ARTICLE VIII

        The corporation shall be managed by a Board of Directors whose duties and responsibilities are set forth in By-Laws to be adopted by the corporation. The corporation shall have not less than one, nor more than seven, Directors. The initial Board of Directors shall consist of Rick Jesky and Linda Pike, whose addresses are as follows:

                              Rick Jesky
                              10801 E. Grove Street
                              Apache Junction, AZ  89220

                              Linda Pike
                              6142 W. Harrison
                              Chandler, AZ  85226

ARTICLE IX

       The name and address of the initial Statutory Agent of the corporation is:

                              Denise Kalaso
                              1800 Tropical Breeze
                              Las Vegas, NV  89117

ARTICLE X

        The Board of Directors of the corporation may from time to time distribute on a pro-rata basis to its shareholders out of the capital surplus of the corporation, a portion of its assets, in cash or property.

ARTICLE XI

        The corporation shall indemnify any person who incurs expenses by reason of the fact that he or she is or was an officer, director, employee of agent of the corporation. This indemnification shall be mandatory on all circumstances in which indemnification is permitted by law.

ARTICLE XII

        The corporation shall indemnify its directors and officers of the corporation from personal liability for lawful acts of the corporation as permitted by law.

        IN WITNESS WHEREOF, we have hereunto set our hands and seals on this 15 day of September, 1998.

/s/ Rick Jesky
-------------------
Rick Jesky
Incorporator

STATE OF ARIZONA   )
                   )  ss.
County of Pinal    )

         The foregoing instrument was acknowledged before me this 20 day of September, 1998.

My Commission Expires:  January 26, 2001

/s/ Betty L. Kimball
-----------------------
Signature Notary Public

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Certificate of Acceptance of Appointment of Resident (Statutory) Agent:

          I, Denise Kalaso, hereby accept appointment as Resident Agent for the above named corporation.

/s/ Denise Kalaso
------------------------
Denise Kalaso
Signature of Resident Agent

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September 21, 1998
State of Nevada
Secretary of State
I hereby certify that this is a
true and complete copy of the
document filed in this office.

/s/ Dean Heller
-------------------------
Dean Heller, Secretary of State

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